                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement


[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2)


[X] Definitive Proxy Statement


[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                             VENUS EXPLORATION, INC.
                (Name of Registrant as Specified in Its Charter)

                             VENUS EXPLORATION, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)   Title of each class of securities to which transaction applies:

              --------------------------------------------------------------

         2)   Aggregate number of securities to which transaction applies:

              --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

              --------------------------------------------------------------

         4)   Proposed maximum aggregate value of transaction:

              --------------------------------------------------------------

         5)   Total Fee Paid:

              --------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:
                                      -----------------------------------------

         2)   Form Schedule or Registration Statement No.:
                                                           --------------------

         3)   Filing Party:
                           ----------------------------------------------------

         4)   Date Filed:
                          -----------------------------------------------------

                             VENUS EXPLORATION, INC.
                          1250 NE LOOP 410, 10TH FLOOR
                            SAN ANTONIO, TEXAS 78209
                                 (210) 930-4900



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 12, 2000

                                   ----------

TO THE STOCKHOLDERS OF VENUS EXPLORATION, INC.

         NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of VENUS EXPLORATION, INC., will be held at 1250 NE Loop 410, Suite 1000, San Antonio, Texas, on December 12, 2000, at 10 a.m., Central Time, for the following purposes:

         1. To elect eight (8) directors to serve until the next annual meeting of stockholders;

         2. To approve amendments to the 1997 Incentive Plan of Venus Exploration to remove some of the limitations on the number and type of awards that may be granted under the plan and to increase the number of shares of common stock that may be awarded under the plan;

         3. To approve an amendment to the Certificate of Incorporation of Venus Exploration to increase the number of authorized shares of common stock to 50,000,000 shares;

         4. To approve an amendment to the Certificate of Incorporation of Venus Exploration to grant to the Board of Directors the power to determine the voting rights of each share of preferred stock that may be issued;

         5. To ratify the appointment of KPMG LLP as Venus Exploration's independent certified public accountants for the fiscal year ending December 31, 2000; and

         6. To transact such other business as may properly come before the 2000 annual meeting.

         Only stockholders of record at the close of business on October 13, 2000, will be entitled to notice of and to vote at the 2000 annual meeting or any adjournment(s) thereof. For a period of at least ten (10) days prior to the 2000 annual meeting, a complete list of stockholders entitled to vote at the meeting will be open to examination by any stockholder during ordinary business hours at the offices of Venus Exploration, 1250 NE Loop 410, Suite 1000, San Antonio, Texas 78209.

         Information concerning the matters to be acted upon at the 2000 annual meeting is set forth in the accompanying proxy statement.

         A proxy card is enclosed in the envelope in which these materials were mailed to you. Please fill in, date and sign the proxy card, and return it promptly in the enclosed postage-paid return envelope. If you attend the 2000 annual meeting, you may withdraw your proxy at that time and vote in person.

         A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1999, is enclosed, together with copies of the Company's Quarterly Reports on Form 10-Q for each of the quarters ended March 31 and June 30, 2000.

                                    By Order of the Board of Directors



San Antonio, Texas                  -----------------------------------
November 6, 2000                    Terry F. Hardeman, Secretary



PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY SO THAT YOUR VOTE MAY BE RECORDED AT THE ANNUAL MEETING IF YOU DO NOT ATTEND PERSONALLY. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.

                             VENUS EXPLORATION, INC.
                          1250 NE LOOP 410, 10TH FLOOR
                            SAN ANTONIO, TEXAS 78209
                                 (210) 930-4900

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 12, 2000


         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Venus Exploration, Inc., a Delaware corporation, to be voted at the 2000 Annual Meeting of Stockholders of Venus Exploration to be held at 1250 NE Loop 410, Suite 1000, San Antonio, Texas, on December 12, 2000, at 10 a.m., Central Time, and at any adjournments thereof.

         The 2000 annual meeting is being held for the following purposes:

         1. To elect eight (8) directors to serve until the next annual meeting of stockholders;

         2. To approve amendments to the 1997 Incentive Plan of Venus Exploration to remove some of the limitations on the number and type of awards that may be granted under the plan and to increase the number of shares of common stock that may be awarded under the plan;

         3. To approve an amendment to the Certificate of Incorporation of Venus Exploration to increase the number of authorized shares of common stock from 30,000,000 to 50,000,000 shares;

         4. To approve an amendment to the Certificate of Incorporation of Venus Exploration to grant to the Board of Directors the power to determine the voting rights of each share of preferred stock that may be issued;

         5. To ratify the appointment of KPMG LLP as Venus Exploration's independent certified public accountants for the fiscal year ending December 31, 2000; and

         6. To transact such other business as may properly come before the 2000 annual meeting.




         The mailing address of the principal offices of Venus Exploration is 1250 NE Loop 410, 10th Floor, San Antonio, Texas 78209. The approximate date on which this proxy statement and form of proxy are first being sent or given to stockholders is November 6, 2000.


VOTING AT THE MEETING

         Only holders of record of Venus Exploration's common stock, par value $.01 per share, outstanding at the close of business on October 13, 2000, the record date for the 2000 annual meeting, are entitled to notice of and to vote at the 2000 annual meeting and at any adjournment(s) thereof. As of the close of business on the record date, 12,337,000 shares of common stock were outstanding and entitled to vote at the 2000 annual meeting. Unless otherwise indicated, all references herein to percentages of outstanding shares of common stock are based on such number of shares outstanding on the record date. Each share of common stock is entitled to one (1) vote. Stockholders do not have the right to cumulate their votes for directors.

         A Quorum is Required to Transact Business

         The presence, in person or by proxy, of holders of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. For purposes of determining the presence of a quorum and of determining the number of votes necessary to take stockholder action, as discussed below, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote, and they count toward the quorum.

         Voting Requirements for Each Proposal

         Brokers holding shares of record for customers generally are not entitled to vote on matters unless they receive voting instructions from their customers. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified Venus Exploration on a proxy form in accordance with industry practice or has otherwise advised Venus Exploration that the broker lacks voting authority. As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions.

         Election of Directors. Directors are elected by a plurality vote, and the eight (8) nominees who receive the most votes will be elected. In the election of directors, votes may be cast in favor of, or may be withheld with respect to, each nominee. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

         Approval of the Amendments to the 1997 Incentive Plan. To be approved, the plan amendment must receive the affirmative vote of the majority of the shares present in person or by proxy at the annual meeting and entitled to vote. Uninstructed shares are not entitled to vote on this matter. Therefore, broker non-votes do not affect the outcome. Abstentions have the effect of negative votes.

         Amendments to the Certificate of Incorporation. The amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock and the amendment to permit the Board of Directors to determine the voting rights of any shares of preferred stock require the affirmative vote of a majority of the shares of common stock outstanding. Uninstructed shares are not entitled to vote on this matter. Therefore, broker non-votes do not affect the outcome. Abstentions have the effect of negative votes.

         Ratification of Auditors. To be adopted, this matter must receive the affirmative vote of the majority of the shares present in person or by proxy at the annual meeting and entitled to vote. Uninstructed shares are entitled to vote on this matter. Therefore, abstentions and broker non-votes have the effect of negative votes.

         How to Vote Your Shares

         Your proxy will be valid only if you sign, date and return it before the 2000 annual meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your shares "for" the election of the nominated directors and "for " the other four proposals. If any nominee for election to the Board is unable to serve, which is not anticipated, or if any other matters properly come before the meeting, the designated proxies will vote your shares in accordance with his or their best judgment. Venus Exploration does not know of any matters, other than those described in the Notice of Annual Meeting of Stockholders, that will come before the 2000 annual meeting.

         If the 2000 annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the 2000 annual meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the 2000 annual meeting (except for proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

         A stockholder of Venus Exploration who executes and returns a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by:

         o executing a later-dated proxy relating to the same shares and by delivering it to the corporate secretary of Venus Exploration prior to the vote at the 2000 annual meeting,

         o giving written notice of the revocation to the corporate secretary of Venus Exploration prior to the vote at the 2000 annual meeting, or

         o appearing in person at the meeting and voting in person the shares to which the proxy relates.

All written notices of revocation and other communications relating to the revocation of proxies should be addressed as follows: Venus Exploration, Inc., 1250 NE Loop 410, 10th Floor, San Antonio, Texas 78209, Attention: Mr. Terry F. Hardeman, Secretary.

PROXY SOLICITATION EXPENSES

         Venus Exploration will bear the cost of soliciting its proxies, including the expenses of distributing its proxy materials. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegram by directors, officers, employees and agents of Venus Exploration who will receive no additional compensation for doing so. Venus Exploration will reimburse brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of the common stock held by them as stockholders of record.

                             OWNERSHIP OF SECURITIES

         The following table sets forth the information as of October 1, 2000, regarding the shares of common stock owned and shares of common stock issuable upon exercise or conversion of outstanding options, warrants or convertible securities that can be exercised or converted by their terms on or before December 1, 2000, by (a) each person, including any group, who is known by management to be the beneficial owner of more than 5% of the common stock as of such date, (b) each director and director nominee, (c) Venus Exploration's executive officers, and (d) all directors and executive officers as a group based upon shares of common stock outstanding on such date.


                                                          AMOUNT & NATURE OF
DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS              BENEFICIAL OWNERSHIP (1)  PERCENT OF CLASS
------------------------------------------              ------------------------  ----------------
Eugene L. Ames, Jr ...............................              1,999,212(2)          14.04%
John Y. Ames .....................................                514,979(3)           3.63%
J. C. Anderson ...................................                 28,046                 *
Martin A. Bell ...................................                 78,583(4)              *
James W. Gorman ..................................                352,894(5)           2.49%
Michael E. Little ................................                320,993(6)           2.26%
Jere W. McKenny ..................................                 69,032(7)              *
John H. Pinkerton ................................                    -0-(8)              *
Directors and Executive Officers as a group
 (8 persons) .....................................              3,363,739             23.70%

                                                           AMOUNT & NATURE OF
NAME AND ADDRESS OF FIVE PERCENT SHAREHOLDERS           BENEFICIAL OWNERSHIP (1)  PERCENT OF CLASS
---------------------------------------------           ------------------------  ----------------
Eugene L. Ames, Jr
1250 NE Loop 410, Suite 1000
San Antonio, TX 78209 .......................              1,999,212(2)                  14.04%

J. Morton Davis
44 Wall Street
New York, NY 10005 ..........................              1,529,139(4)                  10.77%

Range Resources Corporation
500 Throckmorton Street
Fort Worth, TX 76102 ........................              2,326,532(8)                  16.39%

Stratum Group Energy Partners, LP
1330 Sixth Avenue, 33rd Floor
New York, NY 10019 ..........................              1,100,000                      7.75%


----------

* Less than one percent (1%).

(1) All persons named have sole voting and investment power, except as otherwise noted.

(2) Includes (a) 267,178 shares and 93,031 exercisable options owned by Eugene L. Ames, Jr.; (b) 1,140,086 shares and 56,548 exercisable options owned by Ellen R.Y. Ames, the spouse of Eugene L. Ames, Jr.; and (c) 407,924 shares and 19,746 exercisable options owned by Venus Oil Company, which is controlled by Mr. and Mrs. Eugene L. Ames, Jr. Ellen R.Y. Ames may be deemed to own 1,196,634 shares, or 8.77% of the common stock. This does not include 13,333 unvested options owned by Eugene L. Ames, Jr., granted under the 1997 Incentive Plan.

(3) Includes exercisable options to purchase 57,133 shares. This does not include unvested options to purchase 6,666 shares of common stock granted under the 1997 Incentive Plan.

(4) Includes 40,000 exercisable options. The data with respect to Mr. Bell excludes shares owned by his employer, and Mr. Bell disclaims beneficial ownership of his employer's shares. J. Morton Davis owns Mr. Bell's employer, and that entity is deemed to own 1,529,139 shares, including 480,000 exercisable options.

(5) Includes exercisable options to purchase 9,225 shares. Includes 114,285 shares of common stock issued upon conversion of the 7.0% Convertible Subordinated Note that was held by Mr. Gorman. See "Certain Relationships and Related Party Transactions" for a summary of the terms of this note.

(6) Includes 285,714 shares of common stock issued upon conversion of the 7.0% Convertible Subordinated Note that was held by Mr. Little. See "Certain Relationships and Related Party Transactions" for a summary of the terms of this note.

(7)      Includes exercisable options to purchase 1,995 shares.

(8) The data with respect to Mr. Pinkerton does not reflect the 2,326,532 shares, including 192,353 exercisable options, that are beneficially owned by Range Resources Corporation, of which Mr. Pinkerton is President. Mr. Pinkerton disclaims beneficial ownership of such shares. The data with respect to Range Resources Corporation does not reflect the shares reported by Mr. Pinkerton, individually.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

GENERAL

     At the 2000 annual meeting, stockholders will be asked to elect eight (8) directors to serve as members of the Board of Directors until their successors are duly elected and qualified. Your Board of Directors recommends that the eight (8) nominees named below be elected to serve as directors. The persons named in the proxy intend to vote the proxies FOR the election of the nominees named below. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee refuses or becomes unable to serve as a director, which is not anticipated, the persons named as proxies reserve full discretion to vote for such other person as may be nominated by the Board of Directors.

                               EUGENE L. AMES, JR.
                                  JOHN Y. AMES
                                  J.C. ANDERSON
                                 MARTIN A. BELL
                                 JAMES W. GORMAN
                                MICHAEL E. LITTLE
                                 JERE W. MCKENNY
                                JOHN H. PINKERTON

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

     The following paragraphs set forth certain information concerning each nominee for election as a director. All positions and offices with Venus Exploration held by each such person are also indicated.

     EUGENE L. AMES, JR., 67, became Chairman, Chief Executive Officer and a director of Venus Exploration following its acquisition of the assets and liabilities of The New Venus Exploration, Inc. ("New Venus") in 1997. He is a member of the Executive Committee. He is the father of John Y. Ames. He has been in the oil and gas business since 1955 and had been associated with New Venus and its predecessor entities since 1962 and chief executive officer of those predecessor entities since 1991. He graduated from the University of Texas at Austin in 1955 with a B.S. degree in Geology. He served from 1991-93 as the Chairman of the Independent Petroleum Association of America, the national trade group representing independent oil and natural gas producers in Washington, D.C., and he currently serves as a member of the Policy Committee of the American Petroleum Institute (API) and as Chairman of the Texas Oil and Gas Association.

     JOHN Y. AMES, 45, became President, Chief Operating Officer and a director of Venus Exploration following the acquisition of New Venus in 1997. He is a member of the Executive Committee. He had been associated with New Venus and its predecessor entities as Vice President since 1984. He became Executive Vice President of those predecessor entities in 1995 and President and Chief Operating Officer in 1996. He is the son of Eugene L. Ames, Jr. He graduated from the University of Texas at Austin in 1978 with a B.B.A. in Petroleum Land Management.

     J.C. ANDERSON, 70, is the Chairman and Chief Executive Officer of Anderson Exploration, Ltd., a public oil and gas exploration and development company based in Canada. He founded Anderson Exploration, Ltd., as a private company in 1968 and has been employed by it since that time. Mr. Anderson has been a director of Venus Exploration since 1998. He holds a B.S. in Petroleum Engineering from the University of Texas at Austin and has more than 40 years experience in the oil and gas business.

     MARTIN A. BELL, 49, is the Vice Chairman and General Counsel of D. H. Blair Investment Banking Corp., New York, New York, and has been a senior officer of that organization and predecessor companies since 1991. D. H. Blair Investment Banking Corp. is a member of the New York Stock Exchange. Mr. Bell has been a director of Venus Exploration since 1997. He is a member of Venus Exploration's Audit Committee. Mr. Bell is also a director of News Communications, Inc.

     JAMES W. GORMAN, 70, became a director of Venus Exploration following the acquisition of New Venus in 1997. He is a member of the Compensation Committee. He is a petroleum geologist and has been engaged in the oil and gas business either as a drilling contractor or independent producer for 43 years. He is currently, and has been for more than 5 years, an independent investor in various ventures, including exploration and development of oil and gas properties. He is President of Cockfield Exploration, Inc., a closely-held oil and gas company based in San Antonio, Texas. He also serves as a member of the Board of Directors of Cullen Frost Bancshares Corporation, a bank holding company (NYSE).

     MICHAEL E. LITTLE, 45, has been employed as Chairman and Chief Executive Officer of South Texas Drilling and Exploration, Inc., an oil and gas drilling company based in San Antonio, Texas, since 1999. From 1982 until 1999 he was President and Chairman of the Board of Dawson Production Services, Inc., a well servicing company based in San Antonio, Texas. He has more than 23 years of experience in oil and gas operations management, including six years as a drilling foreman and engineer. He is a graduate of Texas Tech University with a B.S. Degree in Petroleum Engineering. He became a director of Venus Exploration in 1999. Venus Exploration also retains him as a consultant. He is a member of Venus Exploration's Executive Committee.

     JERE W. MCKENNY, 71, became a director of Venus Exploration following the acquisition of New Venus in 1997. He is a member of the Audit and Compensation Committees. He has been President of McKenny Energy Co., an oil and gas exploration company based in Oklahoma City, Oklahoma, since September 1994. In 1977, he became a director and the Vice Chairman of the Board of Kerr-McGee Corp., an oil and gas exploration company based in Oklahoma City, Oklahoma, and from 1984 until 1993, he also was President and Chief Operating Officer of Kerr-McGee Corp.


     JOHN H. PINKERTON, 46, became a director of Venus Exploration following the acquisition of New Venus in 1997. He is a member of the Audit and Compensation Committees. He has been employed by Range Resources (formerly Lomak Petroleum, Inc.), an independent oil and gas operating company based in Fort Worth, Texas since 1988, of which he was appointed President in 1990 and Chief Executive Officer in 1992. He is a director of Range Resources Corporation. Prior to joining Range Resources, he was Senior Vice President of Snyder Oil Corporation. He holds a B.A. degree in Business Administration from Texas Christian University and an M.B.A. from the University of Texas.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

                     BOARD MEETINGS AND STANDING COMMITTEES

         The Board of Directors met five (5) times during 1999. All directors attended at least 75% of the total number of meetings of the Board of Directors, except for Messrs. Anderson, McKenny and Pinkerton. Mr. Pinkerton attended two meetings, and Messrs. Anderson and McKenny attended three.

         The three committees of the Board of Directors are:

         o the Executive Committee, composed of Messrs. Eugene L. Ames, Jr., John Y. Ames and Little;

         o the Audit Committee, composed of Messrs. Bell, McKenny and Pinkerton; and

         o the Compensation Committee, composed of Messrs. Gorman, McKenny and Pinkerton.

Venus Exploration does not have a standing nominating committee. The functions customarily attributable to a nominating committee are performed by the Board of Directors as a whole.

         Subject to certain limitations specified by Venus Exploration's Bylaws and the Delaware General Corporation Law, the Executive Committee is authorized to exercise the powers of the Board of Directors when the Board is not in session. The Executive Committee acted by unanimous written consent seven times during 1999. The Audit Committee provides advice and assistance regarding accounting, auditing and financial reporting, recommends the company's independent auditors and monitors the results of the audit and the internal controls structure. It did not meet or take any actions in 1999. The Compensation Committee reviews and recommends executive compensation and employee benefit plans. It acted by unanimous written consent one time during 1999.

                           MANAGEMENT AND REMUNERATION

EXECUTIVE OFFICERS

         Set forth below are the names and ages of all executive officers of Venus Exploration. All positions and offices with the company and its subsidiaries held by each such person are also indicated. Officers generally are elected annually for one (1) year terms or until their successors are elected and qualified. All executive officers are United States citizens.

     NAME                          AGE    POSITION
     ----                          ---    --------
     Eugene L. Ames, Jr ......     67     Chairman of the Board of Directors and Chief Executive Officer
     John Y. Ames ............     45     President, Chief Operating Officer and Director


         For a narrative description of the business background of Messrs. Eugene L. Ames, Jr. and John Y. Ames, see "Proposal One - Election of Directors."

EXECUTIVE COMPENSATION SUMMARY

         The following table sets forth the compensation paid by Venus Exploration for the past three fiscal years to its chief executive officer and its other executive officers whose salary and bonus exceeded $100,000. The financial and operating data presented in the Annual Report on Form 10-K for the year ended December 31, 1997, for the period prior to May 21, 1997, the date of the merger of New Venus and Xplor Corporation, are data in respect of New Venus (due to the reverse acquisition accounting applied in the merger). At no time during this period did Venus Exploration pay any other executive officer annual compensation exceeding $100,000. No compensation information is given for any person for any year in which that person was not an officer of Venus Exploration.

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION      SECURITIES     ALL OTHER
                                       FISCAL   -----------------------    UNDERLYING    COMPENSATION
 NAME AND POSITION                      YEAR    SALARY($)     BONUS ($)    OPTIONS (#)     ($) (1)
 -----------------                     ------   ---------     ---------    -----------   ------------
Eugene L. Ames, Jr.,  Chairman &        1999     138,858        - 0 -         52,074         2,220
  Chief Executive Officer (2).......    1998     190,000        - 0 -         40,000         3,354
                                        1997     118,750        - 0 -          - 0 -         4,387

John Y. Ames, President &               1999      90,292        - 0 -         21,898         7,539
  Chief Operating Officer (3).......    1998     106,250        - 0 -         20,000         7,125
                                        1997      59,458        - 0 -          - 0 -         4,302

Eugene L. Ames, III,                    1999      73,875        - 0 -         17,916        10,447
  Vice President (4)................    1998      86,750        - 0 -         12,000(4)      5,491
                                        1997      48,208        - 0 -          - 0 -         2,200

Patrick A. Garcia, Treasurer &          1999      65,667        - 0 -         15,926         4,596
  Chief Financial Officer (5).......    1998      78,750        - 0 -         12,000         4,061
                                        1997      46,625        - 0 -          - 0 -         2,298

----------

(1) Except as otherwise specified, this amount consists of cash amounts contributed by Venus Exploration to match a portion of the executive's contributions under the 401(k) Plan and the costs of group term life insurance provided to employees and personal use of a company-owned vehicle.

(2)      Eugene L. Ames, Jr., became Chief Executive Officer on May 21, 1997.

(3)      John Y. Ames became President and Chief Operating Officer on May 21,
         1997.

(4) Eugene L. Ames, III became Vice President on May 21, 1997, and resigned effective February 29, 2000, and he contemporaneously forfeited 8,000 of his options to buy 12,000 shares of common stock that were awarded in 1998.

(5) Patrick A. Garcia became Treasurer and Chief Financial Officer on May 21, 1997, and resigned effective August 16, 2000.


OPTION GRANTS IN FISCAL 1999

                                                                                    POTENTIAL REALIZABLE
                                                                                       VALUE AT ASSUMED
                                                                                    ANNUAL RATES OF STOCK
                                                                                      PRICE APPRECIATION
                                INDIVIDUAL GRANTS                                      FOR OPTION TERM
-----------------------------------------------------------------------------      ----------------------
                           NUMBER OF     % OF TOTAL
                           SECURITIES      OPTIONS
                           UNDERLYING    GRANTED TO
                            OPTIONS     EMPLOYEES IN    EXERCISE   EXPIRATION
      NAME                  GRANTED      FISCAL YEAR     PRICE        DATE             5%         10%
-------------------       -----------   ------------   ----------  -----------      --------    -------
Eugene L. Ames, Jr          52,074           24.50     $    1.231    3/1/2004        $17,711    $39,136
Eugene L. Ames, III         17,916            8.43     $    1.231    3/1/2004        $ 6,093    $13,465
John Y. Ames                21,898           10.30     $    1.231    3/1/2004        $ 7,448    $16,457
Patrick A. Garcia           15,926            7.49     $    1.119    3/1/2009        $11,209    $28,405

OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table shows, for the company's chief executive officer and the other executive officers named in the Summary Compensation Table, the number of shares acquired upon the exercise of options during 1999, the amount realized upon such exercise, the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1999, and the values for "in-the-money" options, based on the positive spread between the exercise price of any such existing stock options and the year-end price of the common stock.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                              SHARES                          UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                            ACQUIRED ON                    OPTIONS AT DECEMBER 31, 1999        DECEMBER 31, 1999 (1)
                            EXERCISE OF      VALUE         ----------------------------   -----------------------------
   NAME                      OPTIONS(#)  REALIZED($)(2)    EXERCISABLE    UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
   ----                     -----------  --------------    -----------    -------------   -----------     -------------
Eugene L. Ames, Jr (3) ...     - 0 -        $ - 0 -           155,991         26,667        $ 7,499        $  - 0 -

John Y. Ames .............     - 0 -        $ - 0 -            50,466         13,333        $ 3,153        $  - 0 -

Eugene L. Ames, III ......     - 0 -        $ - 0 -            34,616          8,000        $ 2,580        $  - 0 -

Patrick A. Garcia ........     - 0 -        $ - 0 -            27,155          8,000        $ 2,930        $  - 0 -

----------

(1) Aggregate market value based on December 31, 1999 stock price of $1.375 per share of the shares covered by the options.

(2) Represents the difference between the aggregate exercise price and the aggregate value, based upon the stock price on the date of exercise.

(3) Exercisable options include 56,548 options owned by Ellen R.Y. Ames, wife of Eugene L. Ames, Jr., and 19,746 options owned by Venus Oil Company, which is controlled by Eugene L. Ames, Jr., and his wife.


EMPLOYMENT AGREEMENT WITH CHIEF EXECUTIVE OFFICER

         On July 1, 1999, Eugene L. Ames, Jr., entered into a two-year employment contract with Venus Exploration that established his annual salary at $190,000 per year and other compensation, including the use of an automobile. This agreement replaces the three-year agreement that expired on June 1, 1999. The prior agreement also provided for annual compensation of $190,000. Since May 1998, Eugene L. Ames, Jr., has declined the use of the automobile under his previous employment agreement and under the present one. The employment agreement also included agreements by Eugene L. Ames, Jr. with regard to confidentiality and noncompetition in order to protect Venus Exploration's proprietary information.

         Beginning on March 1, 1999, Mr. Ames, Jr. agreed to take a 21.5% salary reduction, and on May 1, 1999, the salary reduction was increased to 35%. In return for the salary reduction, Venus Exploration granted Mr. Ames, Jr., 52,074 options to buy shares of Venus Exploration's common stock and another 98,517 options that are contingent upon stockholder approval of the amendments to the 1997 Incentive Plan. All of those options had been earned by April 1, 2000. The exercise price for the first set of options is $1.23, which was 110% of the fair market value of a share of the common stock on the date of grant of the options. Those options expire on February 28, 2004, and they vested in semi-monthly increments beginning March 1, 1999. The exercise price for the second set of options will be 110% of the fair market value of a share of the common stock on the date of grant of the options, which date will be the date of adoption of Proposal Two that is described in this Proxy Statement. Those options will expire five years after the date of grant, and they vested contingently in semi-monthly increments beginning August 1, 1999. The contingency for complete vesting is stockholder approval of the amendments to the 1997 Incentive Plan that are submitted as Proposal Two in this Proxy Statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors currently consists of James W. Gorman, Jere W. McKenny, and John H. Pinkerton. No member of the Compensation Committee was, during fiscal 1999, an officer or employee of Venus Exploration or any of its subsidiaries, nor was any member of the Compensation Committee formerly an officer of Venus Exploration or any of its subsidiaries. Also, during that year, no executive officer of the company served either as:

         o a member of the compensation committee or board of directors of another entity, one of whose executive officers served on the Compensation Committee, or

         o a member of the compensation committee of another entity, one of whose executive officers served on Venus Exploration's Board of Directors.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Currently, decisions on compensation of Venus Exploration's executive officers are made by the Compensation Committee of the Board of Directors. The following addresses Venus Exploration's executive officer compensation policies for 1999.

         GENERAL. Venus Exploration's compensation program is designed to enable Venus Exploration to attract, to motivate and to retain high quality senior management by providing a competitive total compensation opportunity based on performance. To this end, Venus Exploration provides for base salaries, bonuses based on subjective factors and stock-based incentives that strengthen the mutuality of interests between employees and Venus Exploration's stockholders.

         SALARIES. Eugene L. Ames, Jr.'s salary for 1999 was provided for in an employment agreement. The material terms of Eugene L. Ames, Jr.'s employment agreement are described above under the caption "Employment Agreement with Chief Executive Officer."

         Salaries of the executive officers were determined based upon the level of responsibility, time with Venus Exploration, contribution and performance of the particular executive officer. Evaluation of these factors was subjective, and no fixed or relative weights were assigned to the factors considered. Because of the economic conditions in the oil and natural gas industry and the impact upon Venus Exploration's performance, Venus Exploration reduced the salaries of its executive officers beginning in March of 1999. These salary reductions range from between 21.5% to 35%, and they have been partially offset by the grant of additional stock options to Venus Exploration's executive officers. Those options are similar to those granted to Mr. Ames, Jr., and discussed in the paragraph above that describes the employment agreement with the chief executive officer, except that the options that vested on or before August 1, 1999, and that were granted to employees other than Messrs. Ames, Jr., John Y. Ames, and Eugene L. Ames, III, have a term of 10 years and an exercise price of $1.1191 per share, which was the market price on the date of grant. The options issued since August 1, 1999, have an exercise price equal to 110% of the fair market value of a share of the common stock on the date of grant of the options, which date will be the date of adoption of Proposal Two that is described in this Proxy Statement. Since Mr. Ames, Jr., is the only executive officer with an employment agreement, the salary reductions were instituted at Venus Exploration's sole discretion, although it did consult with the individuals about its plan. Venus Exploration has now reinstated the prior levels of salary compensation.

         BONUS COMPENSATION. Through the use of annual bonuses, Venus Exploration seeks to effectively tie executive compensation to Venus Exploration's performance. The Compensation Committee determined during 1999 that no bonuses would be paid to its officers and employees based on various factors, including: (a) the market price of the common stock at the 1998 year end; (b) the attainment of Venus Exploration's goals for 1998; and (c) the discretion of the Compensation Committee taking into account the financial performance of Venus Exploration.

         OPTIONS AND RESTRICTED STOCK GRANTS. Venus Exploration uses grants of stock options and restricted stock to its key employees and executive officers to closely align the interests of such employees and officers with the interests of its stockholders. The 1997 Incentive Plan is administered by the Compensation Committee, which determines the persons eligible for awards, the number of shares subject to each grant, the exercise price of options and the other terms and conditions of the grants of options or restricted stock.

         THE COMPENSATION COMMITTEE
         James W. Gorman
         Jere W. McKenny
         John H. Pinkerton

DIRECTOR COMPENSATION

         Directors of Venus Exploration are compensated under the 1997 Incentive Plan. Under the 1997 Incentive Plan, non-employee directors receive (a) $12,000 per year, and (b) $500 per board meeting attended, whether in person or by phone. Such payments are made in the form of grants of shares of common stock or, at the option of a director, a combination of Venus Exploration's common stock and cash. In the case of the second option, the cash compensation is limited to a maximum of 25% of the $12,000 per year.

FIVE-YEAR STOCKHOLDER RETURN COMPARISON

         Set forth below is a line graph comparing, for the five (5)-year period ended December 31, 1999, the yearly percentage change in the cumulative total stockholder return on the Venus Exploration common stock with that of (a) all U.S. companies quoted on the Nasdaq Market Index and (b) the SIC Code Index for crude petroleum and natural gas stocks. The stock price performance shown on the graph below is not necessarily indicative of future price performance.


                                     [CHART]

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

                        AMONG VENUS EXPLORATION INC.,(1)
                               SIC CODE INDEX AND
                               NASDAQ MARKET INDEX

COMPANY                            1995        1996       1997       1998       1999
-------                            ----        ----       ----       ----       ----

Venus Exploration, Inc. ......     118.18     154.55     254.55     100.00     100.00
Industry Index ...............     107.64     137.02     128.53      82.31     119.12
Broad NASDAQ Market ..........     139.92     171.69     210.32     291.60     538.50

* $100 INVESTED ON 12/31/94 IN STOCK OR INDEX, INCLUDING REINVESTMENT OF DIVIDENDS.

----------

(1) Stock prices shown for dates prior to May 21, 1997 are attributable to Xplor Corporation, and its financial history is not contained in Venus Exploration's Annual Report on Form 10-K for the year ended December 31, 1999. Therefore, comparisons of the stock price history with other historical financial data for the period before May 21, 1997 is misleading.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

EUGENE L. AMES, JR.

         During October 1999, Eugene L. Ames, Jr., the Chief Executive Officer of the Company, advanced the Company $750,000 in exchange for a Subordinated Debenture (the "Debenture") issued by the Company. The net proceeds to the Company were approximately $730,000 after legal and other costs associated with the transaction. The Company redeemed the Debenture on May 12, 2000. The Company had used the proceeds to fund working capital. The Company's obligation to Mr. Ames was unsecured and subordinated to the rights of the Company's bank and other lenders (except for the holders of the 7% Subordinated Notes, which are no longer outstanding, and those parties had equal priority) unless those lenders were to have agreed otherwise. Interest was payable monthly, in cash, at a rate equal to Frost National Bank prime rate plus 1%.

         Venus Exploration currently operates approximately five (5) wells, projects and prospects in which Venus Oil Company owns a royalty interest. Venus Oil Company is owned by Mr. Ames, Jr., and his immediate family. Mr. Ames, Jr., devotes a portion of his time to managing Venus Oil Company. It received $4,400 last year in proceeds from wells and projects operated by Venus Exploration.

COCKFIELD EXPLORATION COMPANY

         Venus Exploration currently operates approximately forty-five (45) wells, projects and prospects in which Cockfield Exploration Company owns an interest. Cockfield Exploration Company is owned by Mr. James W. Gorman, who has been a director of Venus Exploration or its predecessors since June 1996. All wells and prospects in which Mr. Gorman has participated since becoming a director are operated under project agreements or joint operating agreements entered into prior to Mr. Gorman becoming a director of the company. Cockfield Exploration Company pays annual joint costs between $10,000 and $100,000 depending upon the level of drilling activity during the year. Cockfield Exploration Company received $32,891 last year in proceeds from wells and projects operated by Venus Exploration.

WILL C. JONES, IV

         Will C. Jones, IV, is the son-in-law of Eugene L. Ames, Jr., and the brother-in-law of John Y. Ames. He is currently of counsel to Haynes and Boone, LLP. Mr. Jones and Haynes and Boone, LLP provide legal counsel to Venus Exploration.

RANGE RESOURCES CORPORATION

         Range Resources Corporation owns a 15% working interest in the Venus Westbury Farms #1 well and in the Venus-Apache Gas Unit Well #1. Both of those wells are in the Constitution Field in Jefferson County, Texas. Mr. John H. Pinkerton is the president and chief executive officer of Range Resources, and he has been a director of Venus Exploration since May 1997. The Westbury Farms well was completed in early 1998 with sales commencing in late August 1998. The Venus-Apache Gas Unit Well #1 was completed in September 2000. Range Resources participated on the same basis, adjusted for size of working interest, as other non-operators. During 1999 Range Resources paid Venus Exploration $496,231 for its share of joint costs, and it received $93,106 in 1999 as proceeds from the Westbury Farms #1 well.

JAMES W. GORMAN AND MICHAEL E. LITTLE - CONVERSION OF 7% CONVERTIBLE SUBORDINATED NOTES

         On April 14, 1999, Venus Exploration issued to James W. Gorman, a director of Venus Exploration, a 7.0% Convertible Subordinated Promissory Note (a "Subordinated Note") in the principal amount of $100,000. On May 24, 1999, Venus Exploration issued to Michael E. Little, who is now a director of Venus Exploration, a similar note in the principal amount of $250,000. In addition to the Subordinated Notes issued to Messrs. Gorman and Little, Venus Exploration issued Subordinated Notes to four other persons, none of whom are or were affiliated with Venus Exploration, aggregating $650,000.

         The noteholders had the right to convert the debt into common stock at a price of $1.15 per share. In June of 2000, Venus Exploration lowered the conversion price to $0.875 per share in order to induce the noteholders to convert their debt into equity. All the noteholders elected to convert, and they received a total of 1,142,854 shares of Venus Exploration common stock in return. The shares were issued pursuant to Sections 3(a)(9) and 4(2) of the Securities Act of 1933.

         The registration rights agreements. Concurrently with the execution of the Subordinated Notes, Venus Exploration entered into a registration rights agreement with each noteholder that gives the noteholders the option to register for resale under the Securities Act of 1933 the shares of Venus Exploration common stock that they received upon conversion of the Subordinated Notes. The registration would only be on a registration statement otherwise being filed by Venus Exploration for sales on its own behalf. Venus Exploration also agreed not to grant any new registration rights to third parties if those rights would adversely impact the rights of the holders of the Subordinated Notes described above.

MICHAEL E. LITTLE

         Beginning April 1, 1999, Michael E. Little was engaged by Venus Exploration as a consultant. He provides advice and assistance in financial and organizational matters. The company pays him $3500 per month and reimburses him for his expenses incurred on behalf of the company. The relationship may be terminated by either party upon thirty (30) days notice.


EXTENSION OF WARRANTS

         Warrants to buy 1,044,706 shares of the company's common stock were to expire on October 23, 2000. However, by action of the board of directors, the expiration date of those warrants was extended to January 23, 2001. The strike price for 544,706 of the warrants remains at $3.00 per share, and the other 500,000 warrants will also retain their previous strike price of $2.00 per share. The closing price of the Company's stock has been less than $2.00 throughout the last 12 months.

         Among the holders of those warrants are Kinder Investments, L.P., Martin A. Bell, two affiliates of Range Resources Corporation (of which John H. Pinkerton is President and CEO), Eugene L. Ames, Jr., Ellen R.Y. Ames (wife of Eugene L. Ames, Jr., and mother of John Y. Ames), John Y. Ames, Elizabeth A. Jones (daughter of Eugene L. Ames, Jr., and sister of John Y. Ames), Eugene L. Ames, III (son of Eugene L. Ames, Jr., and brother of John Y. Ames), Stephen J. Ames (son of Eugene L. Ames, Jr., and brother of John Y. Ames), George J. Ames (brother of Eugene L. Ames, Jr.), Venus Oil Company (a corporation controlled by Eugene L. Ames, Jr.), James W. Gorman and Jere W. McKenny. These entities own a total of 844,557 of the warrants. The directors with an interest in the warrants abstained from the vote approving the extension, and both of the disinterested directors approved the 3-month extension of the warrants.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the company's officers and directors, and persons who own more than 10% of a registered class of the company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Statements of Changes of Beneficial Ownership of Securities on Form 4 generally are required to be filed by the tenth day of the month following the month during which the change in beneficial ownership of securities occurred. Based solely on an examination of Forms 4 delivered to the Company, Venus Exploration believes that all reports of securities ownership and changes in such ownership required to be filed during 1999 were timely filed.


                                  PROPOSAL TWO

                  APPROVAL OF AMENDMENTS TO 1997 INCENTIVE PLAN

INTRODUCTION AND SUMMARY

         Venus Exploration is asking for your approval of amendments to the Venus Exploration 1997 Incentive Plan. The 1997 Incentive Plan provides that Venus Exploration may only issue awards in an amount not to exceed 10% of Venus Exploration's then-outstanding common stock, subject to an absolute cap of 1,500,000 shares of common stock authorized to be issued under the 1997 Incentive Plan. The 1997 Incentive Plan also has a limitation of 1,000,000 incentive stock options. The amendments to the 1997 Incentive Plan remove the 10% limit and the limit on the number of incentive stock options, and increase the absolute cap from 1,500,000 shares of common stock to 2,000,000 shares.

The 1997 Incentive Plan was approved by the stockholders at the 1997 annual meeting for the following purposes:

         o To attract and to retain the services of employees, directors, consultants and other qualified contractors;

         o To provide employees, directors and consultants a proprietary interest in Venus Exploration;

         o        To increase interest in Venus Exploration's welfare;

         o        To furnish an incentive for continued service; and

         o To provide a means to recruit persons to enter employment with Venus Exploration.

         The components of the 1997 Incentive Plan are incentive stock options, non-qualified stock options, stock appreciation rights, stock awards and cash awards. The exercise price of the incentive stock options must be at least the fair market value of the common stock on the day the option is granted. Upon exercising an option, an optionee must pay Venus Exploration the exercise price in cash or other consideration as determined by the compensation committee. Any employee or non-employee consultant, contractor or director of Venus Exploration or its subsidiaries or partnerships is eligible to receive an award under the 1997 Incentive Plan. Venus Exploration's compensation committee, which consists of at least two outside directors, administers the 1997 Incentive Plan. The compensation committee has the discretion to determine vesting periods, expiration dates and the other terms of each option granted. The compensation committee and the Board of Directors can adjust, cancel and amend awards granted under the 1997 Incentive Plan, subject to certain conditions.

         Each of Venus Exploration's directors (including nominees for director) and executive officers may be deemed to have an interest in the outcome of this proposal. As described elsewhere in these proxy materials, the executive officers agreed to temporary reductions of their cash compensation as a cost-cutting measure. In lieu thereof, those persons received stock options granted under the 1997 Incentive Plan. These option grants are in addition to options that may be granted to such officers from time to time in the sole discretion of the compensation committee of the Board of Directors or the Board of Directors itself. In addition, non-employee directors receive shares of common stock issued pursuant to the 1997 Incentive Plan as part of the directors' compensation plan.

         If this proposal is not approved, Venus Exploration might reach the caps that would be changed by the proposed amendments to the 1997 Incentive Plan. If that occurred, shares would not be available to issue to executive officers, other employees, consultants or directors under the 1997 Incentive Plan. To the extent the 1997 Incentive Plan is not available as a compensation plan, Venus Exploration would likely be compelled to implement alternative plans (including, possibly, a new incentive plan mirroring the 1997 Incentive Plan). This would likely entail additional out-of-pocket expenses to Venus Exploration to set up and to implement such a plan.

REASONS FOR AMENDMENTS

         Since the adoption of the 1997 Incentive Plan, Venus Exploration has expanded its Board of Directors to add an additional non-employee director. Of more importance is that during 1999 Venus Exploration implemented a salary reduction program to conserve its cash resources, and it was replacing the reduction in cash salary with incentive stock options. Through August 1, 1999, 940,170 shares of common stock were required to support the awards under the 1997 Incentive Plan. Those awards include grants of common stock and options to purchase common stock. Over one-fourth of such awards, or 257,457 options, were due to the compensation reduction program. Some of those awards were received in the amounts and by the persons as set forth below:

                                                                               AMOUNT
                                   NAME                                      OF OPTIONS
                                   ----                                      ----------

Eugene L. Ames, Jr. ..................................................         92,074
John Y. Ames .........................................................         41,898
Eugene L. Ames, III ..................................................         43,416
Patrick A. Garcia ....................................................         53,407
All current executive officers as a group ............................        133,972
All current directors who are not executive officers as a group ......        188,926
J. C. Anderson .......................................................         23,046
Martin A. Bell .......................................................         26,833
James W. Gorman ......................................................         26,333
Michael E. Little ....................................................         15,691
Jere W. McKenny ......................................................         67,037
John H. Pinkerton ....................................................         24,986(1)
Thomas E. Ewing ......................................................         77,926
Bonnie Weise .........................................................         77,926
James E. Gayle .......................................................         71,415
John H. Sowell, III ..................................................         48,711

----------

(1) Mr. Pinkerton has assigned all of these shares to his employer, Range Resources Corporation.

         Currently, the 1997 Incentive Plan provides that Venus Exploration may only issue awards in an amount not to exceed 10% of Venus Exploration's then-outstanding common stock, and in no event can more than 1,500,000 shares of common stock be issued under the 1997 Incentive Plan. From those limits, the options granted under previous plans must also be subtracted. At the record date, there were 12,337,000 shares of common stock outstanding; accordingly, only 1,233,700 shares of common stock may be issued under the 1997 Incentive Plan and the prior plans. Therefore, only an additional 85,023 shares and options are currently available for grant under the 1997 Incentive Plan, and that does not count the 251,617 contingent options that have been granted after August 1, 1999, and through March 31, 2000.

         Also, the 1997 Incentive Plan limits the number of incentive stock options that can be awarded. That limit is 1,000,000 incentive stock options, even if more than 1,000,000 shares of common stock could be the subject of awards under the "10% of outstanding" limitation.

         Both the "10% of outstanding" limitation and the "1 million Incentive Stock Options" limitation will limit and frustrate the purpose of the 1997 Incentive Plan itself and Venus Exploration's salary reduction plan. For example, the "10% of outstanding" limitation prevented the continuation of the salary reduction program after August 1, 1999, and the "1 million Incentive Stock Options" limitation would leave only about 300,000 incentive stock options for all other purposes if the contingent awards granted under the salary reduction program for the period of August 1, 1999, through March 31, 2000 are recognized.

THE AMENDMENTS

         Venus Exploration requests stockholder approval of an amendment to the 1997 Incentive Plan that would remove both the 10% limit described above and the cap of 1,000,000 shares for incentive stock options. Venus Exploration also requests stockholder approval of an amendment to the 1997 Incentive Plan that will increase the number of shares authorized for awards under the plan. That new maximum number of authorized shares would be 2,000,000. These amendments would permit Venus Exploration to grant options to purchase up to 2,000,000 shares of its common stock, regardless of the number of shares of common stock that are outstanding. The Board of Directors has approved these amendments.

MARKET VALUE

         As of October 2, 2000, the aggregate market value of the shares of common stock underlying outstanding options under the 1997 Incentive Plan was $986,216 (based on the stock of price of $0.875 per share on such date).

NEW 1997 INCENTIVE PLAN BENEFITS

         It is not possible to predict the individuals who will receive future awards under the 1997 Incentive Plan or the number of shares of common stock covered by any future award because such awards are wholly within the discretion of the compensation committee and the Board of Directors.

FEDERAL TAX CONSEQUENCES

         The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

         Non-Qualified Stock Options. Under present regulations, an optionee who is granted a non-qualified stock option will not realize taxable income at the time the option is granted. In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price, and Venus Exploration will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The optionee's basis in the shares so acquired will be equal to the option price plus the amount of ordinary income upon which he is taxed. Upon subsequent disposition of the shares, the optionee will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the option is exercised.

         Incentive Stock Options. An optionee is not taxed at the time an incentive stock option is granted. The tax consequences upon exercise and later disposition depend upon whether the optionee was an employee of Venus Exploration or a subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of death or disability) and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the option. If the optionee satisfies both the employment rule and the holding rule, for regular tax purposes the optionee will not realize income upon exercise of the option and Venus Exploration will not be allowed an income tax deduction at any time. The difference between the option price and the amount realized upon disposition of the shares by the optionee will constitute a long-term capital gain or a long-term capital loss, as the case may be. Neither the employment rule nor the holding rule will apply to the exercise of an option by the estate of an optionee, provided that the optionee satisfied the employment rule as of the date of such optionee's death. If the optionee meets the employment rule but fails to observe the holding rule (a "disqualifying disposition"), the optionee generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the option price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the optionee as capital gain (long-term or short-term depending on the length of time the stock was held after the option was exercised). If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sales price over the option price. In both situations, Venus Exploration's tax deduction is limited to the amount of ordinary income recognized by the optionee. Different consequences will apply for an optionee subject to the alternative minimum tax.

         Withholding. Venus Exploration shall have the right to reduce the number of shares of common stock deliverable pursuant to the 1997 Incentive Plan by an amount which would have a fair market value equal to the amount of all federal, state or local taxes to be withheld, based on the tax rates then in effect or the tax rates that Venus Exploration reasonably believes will be in effect for the applicable tax year, or to deduct the amount of such taxes from any cash payment to be made to the participant, pursuant to the 1997 Incentive Plan or otherwise.

         Any Stockholder may obtain a copy of the 1997 Incentive Plan as amended by writing to Venus Exploration, Inc., 1250 NE Loop 410, Suite 1000, San Antonio, Texas 78209, Attention: Corporate Secretary. Requests may also be made by fax to (210) 930-4901.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENTS TO VENUS EXPLORATION'S 1997 INCENTIVE PLAN.

                                 PROPOSAL THREE

             PROPOSED AMENDMENT OF THE CERTIFICATE OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         The Certificate of Incorporation of Venus Exploration currently authorizes the issuance of up to 30,000,000 shares of common stock with a par value of $0.01 per share. As of October 1, 2000, 12,315,430 shares were outstanding. Another 1,916,464 shares of common stock are reserved for issuance upon the exercise of outstanding warrants and options. That number does not include the 251,617 contingent options granted through March 31, 2000. The amendments to the 1997 Incentive Plan that are being submitted for approval under Proposal Two above would permit Venus Exploration to grant about 500,000 more shares, or options to acquire shares, in addition to those that it already may grant under the 1997 Incentive Plan. The shares outstanding plus shares reserved for issuance under outstanding options, warrants and the 1997 Incentive Plan total 14,231,894 shares. There are no shares of preferred stock outstanding.

         The Board of Directors deems it advisable to amend the Certificate of Incorporation to increase the number of authorized shares of common stock to 50,000,000 shares. The additional shares of common stock would become part of the existing class of common stock, and the additional shares, when issued, would have the same rights and privileges as the shares of common stock now issued. There are no preemptive rights relating to the common stock.

         While the Board of Directors is of the opinion that the proposed amendment is in the best interests of the Company and its stockholders, the Board recognizes that there could be some disadvantages to the stockholders. The authorized but unissued shares of Common Stock could be used by incumbent management to make more difficult a change in control of the Company. For example, the Company could seek to frustrate a takeover attempt by making a private sale of a large block of shares to a third party who was opposed to such an attempt or by issuing shares of Preferred Stock or stock rights to stockholders, which shares or rights would acquire certain characteristics (such as conversion or redemption rights) upon an unfriendly attempted takeover. Such actions by the Board of Directors could also result in stockholders not being able to participate in any possible premiums that may arise in the absence of anti-takeover provisions. Any transaction that may be so discouraged or avoided could be a transaction that the Company's stockholders might consider to be in their best interests, although it should be noted that the Board of Directors has a fiduciary duty to act in the best interests of the Company's stockholders at all times.

         The Company's Board of Directors has not proposed the amendment to increase the number of authorized shares as an anti-takeover measure, nor does the Board presently intend for the foreseeable future to propose anti-takeover measures in any future proxy solicitations. Any actions taken by the Company to discourage an attempt to acquire control of the Company may result in stockholders not being able to participate in any possible premiums that may arise in the absence of anti-takeover provisions, as well as may be used to entrench management's position even if such change in control may be beneficial to stockholders.

         The Company also has the authority to issue up to 5,000,000 shares of Preferred Stock. Those shares could be of various series, and each series could have various designations, dividend rates, liquidation rights, preferences, limitations and other rights that may be fixed by the Board of Directors. The Preferred Stock is discussed in Proposal Four in which the Company is requesting the right to determine the number of votes each share of Preferred Stock would have. The existing rights that the Board of Directors can create in any series of Preferred Stock and the disproportionate voting rights that could be granted if the stockholders approve Proposal Four could also have the effect of impeding or discouraging the acquisition or control of the Company.

         If the proposed amendment is approved, the additional authorized shares would be available for issuance by the Board of Directors for any proper corporate purpose at any time without further stockholder approval except as otherwise required by applicable law or securities exchange listing rules. The Board of Directors believes that it is desirable to give the company this flexibility in considering such matters as acquisitions, raising additional capital, stock dividends or other corporate purposes, although the company has no present plans, agreements or understandings regarding the issuance of the proposed additional shares.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF VENUS EXPLORATION RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 50,000,000 SHARES.


                                  PROPOSAL FOUR

             PROPOSED AMENDMENT OF THE CERTIFICATE OF INCORPORATION
          TO MODIFY A TERM OF THE AUTHORIZED SHARES OF PREFERRED STOCK

         Venus Exploration is authorized to issue up to 5,000,000 shares of preferred stock. The preferred stock is so-called "blank check" preferred since the Board of Directors may fix or change the terms, including:

         o        the division of such shares into series;

         o        the dividend or distribution rate;

         o the dates of payment of dividends or distributions and the dates from which they are cumulative;

         o        liquidation price;

         o        redemption rights and price;

         o        sinking fund requirements;

         o        conversion rights; and

         o restrictions on the issuance of additional shares of any class or series.

This right to fix or to change the terms, limitations and restrictions of the preferred stock is in the Board's sole discretion, with no further authorization by the stockholders except as may be required by applicable laws or securities exchange listing rules.

         The amendment would add to that list by allowing the Board of Directors to also determine the number of votes given to each share of preferred stock. Currently, the Certificate of Incorporation can be interpreted to allow only one vote per share of preferred stock, regardless of the amount paid for it and without regard to any of the other rights allowed to the holder of that share of preferred stock. If preferred stock is to be used effectively and efficiently, it would be helpful to allow the Board of Directors to determine the number of votes allowed for each share of preferred stock.

         Therefore, if the stockholders approve this amendment, the Board of Directors will be entitled to determine the number of votes each share of preferred stock is allotted, in addition to determining the other terms, limitations and restrictions of each share of preferred stock in the various series that may be created.

         It is not possible to state the effect of the preferred stock upon the rights of holders of common stock until the Board determines the terms relating to one or more series of preferred stock. However, such effects might include:

         o the reduction of amounts otherwise available for payment of dividends on common stock to the extent that dividends are payable on any issued shares of preferred stock,

         o restrictions on dividends on common stock if dividends on preferred stock are in arrears,

         o dilution of the voting power of the common stock and dilution of net income and net tangible book value per share of common stock as a result of any such issuance, depending on the number of shares issued and the purpose, terms and conditions of the issuance, and

         o the holders of common stock not being entitled to share in the company's assets upon liquidation until satisfaction of any liquidation preference granted to shares of preferred stock.

         Although Venus Exploration has no present commitment for the issuance of shares of preferred stock, the authorized but unissued shares of such stock could be used to make a takeover or change in control in Venus Exploration more difficult. For example, rights granted upon issuance of shares of the preferred stock in particular could be used to create voting impediments, to give the holders a disproportionate vote in matters that may involve a takeover or change in control, or to otherwise discourage third parties seeking to effect a takeover or otherwise gain control of Venus Exploration. See "Proposed Amendment of the Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock - Potential Anti-Takeover Effects of Proposal."

         If both of the amendments to the Certificate of Incorporation are adopted, Article Four of the Certificate of Incorporation will read as shown on Appendix A.

         THE BOARD OF DIRECTORS OF VENUS EXPLORATION RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO ALLOW THE BOARD OF DIRECTORS TO FIX THE VOTING RIGHTS, AND THE EXTENT THEREOF, OF EACH SHARE OF PREFERRED STOCK THAT MAY BE ISSUED BY THE COMPANY.

                                  PROPOSAL FIVE

                       APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors of Venus Exploration has appointed the firm of KPMG LLP to serve as independent auditors of the company for the fiscal year ending December 31, 2000. You are being asked to ratify this appointment. KPMG has served as independent auditor for Venus Exploration since May 21, 1997. One or more representatives of KPMG are expected to be present at the annual meeting. Such representatives will be given an opportunity to make a statement and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF VENUS EXPLORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders, in accordance with Rule 14a-8 of the proxy rules of the Securities and Exchange Commission, must be received by Venus Exploration at its principal executive offices on or before January 8, 2001, to be eligible for inclusion in its proxy statement and proxy relating to that meeting. At the 2001 annual meeting, management proxies will have discretionary authority to vote on stockholder proposals that are not submitted for inclusion in the proxy statement unless received by Venus Exploration before January 8, 2001.

                                 OTHER BUSINESS

         Management does not presently know of any matters that may be presented for action at the 2000 annual stockholder meeting other than those set forth herein. However, if any other matters properly come before the 2000 annual stockholder meeting, it is the intention of the persons named in the proxies solicited by management to exercise their discretionary authority to vote the shares represented by all effective proxies on such matters in accordance with their best judgment.

         Please fill in, date and sign the enclosed proxy card and return it promptly in the enclosed return envelope, which requires no additional postage if mailed in the United States.

         The Annual Report to Stockholders, which includes Venus Exploration's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended, is enclosed. The quarterly reports on Form 10-Q for the first and second quarters of 2000 are also enclosed. The Annual Report and the quarterly reports do not form any part of the material for the solicitation of proxies.

                                        By Order of the Board of Directors,



                                        EUGENE L. AMES, JR.
                                        Chairman and Chief Executive Officer


November 6, 2000

                                   APPENDIX A

                                  ARTICLE FOUR

         The Corporation shall have authority to be exercised by the Board of Directors to issue (i) 50,000,000 shares of common voting stock of the par value of $0.01 per share (the "Common Stock") having an aggregate par value of Five Hundred Thousand Dollars ($500,000), and (b) 5,000,000 shares of preferred stock of the par value of $0.01 per share (the "Preferred Stock") having an aggregate par value of Fifty Thousand Dollars ($50,000). Shares of Preferred Stock shall be designated as the Board of Directors may determine and may be issued in series by the Board of Directors as hereinafter provided in paragraph (c) below.

         The relative rights and preferences of the shares of capital stock of the Corporation shall be as follows:

         (a)      (1)      At every meeting of the stockholders of the
                           Corporation, each holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock held by that holder, and

                  (2) At every meeting of the stockholders of the Corporation, each holder of Preferred Stock with voting rights shall be entitled to such number of votes for each share of the Preferred Stock held by that holder as is allowed for that share and to the extent of such rights as specified pursuant to paragraph (c)(vii) below.

         (b) Subject to the rights, if any, of the holders of the Preferred Stock, or any series thereof, the holders of the Common Stock are entitled to the entire voting power, all dividends declared and paid by the Corporation and all assets of the Corporation in the event of any liquidation, dissolution or winding up of the Corporation.

         (c) The Preferred Stock may be divided into and issued from time to time in one or more series. All shares of the Preferred Stock shall be of equal rank and shall be identical, except with respect to the particulars that may be fixed by the Board of Directors as hereinafter provided pursuant to authority that is hereby expressly vested in the Board of Directors; provided, however, that each share of a given series of the Preferred Stock shall be identical in all respects with the other shares of such series. Before any shares of the Preferred Stock of any particular series shall be issued, the Board of Directors shall fix and determine, in the manner provided by law, the following particulars with respect to the shares of such series:

                  (i) the distinctive designation of such series and the number of shares of Preferred Stock that shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares of such series then issued) from time to time by the Board of Directors by resolution;

                  (ii) the dividend or rate of dividend payable with respect to shares of Preferred Stock of such series, the time of payment of any dividend, whether dividends shall be cumulative and, if so, the conditions under which and the date from which dividends shall be accumulated;

                  (iii) the redemption provisions applicable to the shares of Preferred Stock of such series, if any, and if applicable, the time or times when, the price or prices at which, and the other terms and conditions under which the shares of Preferred Stock of such series shall be redeemable;

                  (iv) the amount payable on shares of Preferred Stock of such series in the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, which shall not be deemed to include the merger or consolidation of the Corporation or a sale, lease or conveyance of all or part of the assets of the Corporation;

                  (v) the purchase, retirement or sinking fund provisions, if any, for the redemption or purchase of shares of Preferred Stock of such series;

                  (vi) the rights, if any, of the holders of shares of Preferred Stock of such series to convert such shares into or exchange such shares for shares of the Common Stock or shares of any other series of the Preferred Stock and the terms and conditions of such conversion or exchange;

                  (vii) the extent of voting rights of the shares of Preferred Stock of such series or the absence thereof; and

                  (viii) such other terms, limitations, rights and preferences, if any, of such series as the Board of Directors may lawfully fix under the laws of the State of Delaware as in effect at the time of creation of such series.

                             VENUS EXPLORATION, INC.
                                   Suite 1000
                                1250 NE Loop 410
                            San Antonio, Texas 78209
                               Phone: 210/930-4900
                                Fax: 210/930-4901

                        NASDAQ SmallCap Market(TM): VENX

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             VENUS EXPLORATION, INC.

                                DECEMBER 12, 2000

               o Please Detach and Mail in the Envelope Provided o



----------------------------------------------------------------------------------------------------------------------------------
  [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

               FOR all nominees                WITHHOLD            THE BOARD OF DIRECTORS PROPOSES AND RECOMMENDS A VOTE
               listed to right                AUTHORITY            FOR PROPOSALS 1, 2, 3, 4 AND 5.
              (except as marked            to vote for all
           to the contrary at right)   nominees listed to right


1. ELECTION                                                 NOMINEES: Eugene L. Ames, Jr.
   OF EIGHT        [ ]                           [ ]                  John Y. Ames
   DIRECTORS:                                                         Martin A. Bell
                                                                      J.C. Anderson
(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,            James W. Gorman
STRIKE A LINE THROUGH THAT NOMINEE'S NAME AT RIGHT)                   Michael E. Little
                                                                      Jere W. McKenny
                                                                      John H. Pinkerton




                                      FOR   ABSTAIN   AGAINST

2. APPROVE AMENDMENTS TO 1997         [ ]     [ ]       [ ]
   INCENTIVE PLAN.

3. APPROVE AN AMENDMENT TO THE        [ ]     [ ]       [ ]
   CERTIFICATE OF INCORPORATION TO
   INCREASE THE NUMBER OF AUTHORIZED
   SHARES OF COMMON STOCK TO
   50,000,000 SHARES.

4. APPROVE AN AMENDMENT TO THE        [ ]     [ ]       [ ]
   CERTIFICATE OF INCORPORATION TO
   ENLARGE THE POWER OF THE BOARD OF
   DIRECTORS to determine the voting
   rights of each share of preferred
   stock that may be issued.

5. RATIFY SELECTION OF KPMG LLP as    [ ]     [ ]       [ ]
   independent auditors for the
   fiscal year ending
   December 31, 2000.


 Signature(s)                                                                             Dated:       , 2000
             ---------------------------------------------------------------------------        -------
 NOTE: Signature(s) of holders of Common Stock should agree with the name(s)
       shown on this Proxy. For joint accounts, both owners should sign.
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             VENUS EXPLORATION, INC.

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON DECEMBER 12, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Eugene L. Ames, Jr. and John Y. Ames, or each of them as shall be in attendance at the Annual Meeting, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Venus Exploration, Inc., to be held on December 12, 2000, and at any adjournment thereof, and to vote as specified on this Proxy the number of shares of Common Stock of Venus Exploration, Inc., the undersigned would be entitled to vote if personally present upon the matters referred to on the reverse side hereof and in their discretion upon any other business as may properly come before the Annual Meeting.

IF NOT MARKED TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

IMPORTANT: THIS PROXY IS CONTINUED AND MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

--------------------------------------------------------------------------------